Exhibit 99.1

IMAX CORPORATION REPORTS
SECOND QUARTER 2024 EARNINGS RESULTS

•Global entertainment platform delivers solid results, including Revenue of $89 million, Net Income of $3.6 million, EPS(1) of 7 cents, Total Adjusted EBITDA(2) of $31 million and Adjusted EPS(1) of 18 cents.

•Signings for new and upgraded IMAX systems grow to 87 (+89%) in the quarter; system installations climb to 24 (+20%) as Company raises installation guidance to 130 to 150 systems for full-year 2024 vs. 128 in full-year 2023

•June surge of film hits pushes quarterly Global Box Office to $196 million; third quarter off to strong start with “Twisters” and this weekend’s “Deadpool & Wolverine”

•Quarterly revenue bolstered by sale of IMAX original documentary “The Blue Angels” as Company further diversifies content portfolio and revenue mix

•Cash from Operations climbs to $35 million in the quarter, up significantly year-over-year from $5 million in the prior-year quarter

NEW YORK, NY — July 25, 2024 — IMAX Corporation (NYSE: IMAX) today reported financial results for the second quarter of 2024, demonstrating the value of its unique global entertainment platform and broad content portfolio.

“With the strikes — and the lingering effects of the pandemic — firmly behind us, we are in an excellent position to fully realize the benefits of our strong, asset-lite business model,” said Rich Gelfond, CEO of IMAX. “The second quarter offered strong evidence that we are at in inflection point in our business; we are on a tear with system sales activity, our system installations are up significantly, and the slate through 2026 is as strong as we’ve ever seen.”
“Several signs across our financial and operating performance in the second quarter underscore our building momentum — we beat consensus across most metrics, generated strong cash flow, delivered our most quarterly signings for IMAX systems in six years, and expect to install a higher number of IMAX systems in 2024 over the year prior.”
“We continue to grow our unique global network across key regions including India, the Middle East, and Southeast Asia, while fortifying our most important exhibition partnerships — including our deal with China’s Wanda Film, our biggest exhibition agreement in five years.”
“Our ongoing strategic network expansion will enable IMAX to fully capitalize on the tremendous film slate over the next several years — featuring new releases from some of our most successful filmmaking partners and studio franchises, as well as a record of at least 14 films shot with IMAX cameras in 2025.”

_______________
(1)Diluted Net Income Per Share
(2)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

Second Quarter Financial Highlights

	Three Months Ended			Six Months Ended
	June 30,			June 30,
In millions of U.S. Dollars, except per share data	2024	2023	YoY % Change	2024	2023	YoY % Change
Total Revenue	$89.0	$98.0	(9%)	$168.1	$184.9	(9%)

Gross Margin	$43.9	$57.9	(24%)	$90.8	$107.9	(16%)
Gross Margin (%)	49.4%	59.1%		54.0%	58.4%

Total Adjusted EBITDA(1)(2)	$31.0	$35.9	(14%)	$63.1	$68.3	(8%)
Total Adjusted EBITDA Margin (%)(1)(2)	34.8%	36.7%		37.5%	36.9%

Net Income(3)	$3.6	$8.4	(57%)	$6.9	$10.8	(37%)
Diluted Net Income Per Share(3)	$0.07	$0.15	(53%)	$0.13	$0.20	(35%)

Adjusted Net Income(1)(3)	$9.7	$14.4	(33%)	$17.7	$23.4	(24%)
Adjusted Earnings Per Share(1)(3)	$0.18	$0.26	(31%)	$0.33	$0.42	(21%)

Weighted average shares outstanding (in millions):
Basic	52.6	54.6	(4%)	52.6	54.3	(3%)
Diluted	53.4	55.3	(3%)	53.4	55.1	(3%)
(1)Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)Total Adjusted EBITDA is before adjustments for non-controlling interests. Total Adjusted EBITDA per Credit Facility attributable to common shareholders, excluding non-controlling interests, was $26.9 million and $55.0 million for each of the three and six months ended June 30, 2024 (2023 - $32.8 million and $60.1 million).
(3)Attributable to common shareholders.

Second Quarter Segment Results(1)

	Content Solutions			Technology Products and Services
	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
2Q24	$35.1	$16.1	46%	$50.9	$25.8	51%
2Q23	31.3	20.0	64%	64.0	36.4	57%
% change	12%	(19%)		(20%)	(29%)

YTD24	$69.1	$38.2	55%	$94.0	$49.4	52%
YTD23	63.4	38.0	60%	115.6	66.3	57%
% change	9%	1%		(19%)	(26%)
(1)Please refer to the Company’s Form 10-Q for the period ended June 30, 2024 for additional segment information.

Content Solutions Segment

•Content Solutions revenues of $35 million increased 12% year-over-year. The sale of the commercial and streaming rights of “The Blue Angels” documentary more than offset the Hollywood strike impacted lower IMAX gross box office in Q2 2024 of $196 million compared to $268 million in Q2 2023.

•Gross margin for Content Solutions was $16 million and decreased 19% compared to the second quarter of the prior year period driven by the lower box office and the mix of revenues.

Technology Products and Services Segment

•Technology Products and Services revenues and gross margin decreased 20% year-over-year to $51 million and 29% year-over-year to $26 million, respectively, which reflects the lower box office tied rental revenues as well as fewer sale/hybrid installations and a lower contribution from amendments and renewals.

•During the second quarter the Company installed 24 systems compared to 20 systems in the second quarter of 2023. Of those, 10 systems were under sales and hybrid JRSA arrangements, compared to 13 systems in the prior year.

•Commercial network growth accelerated with the number of IMAX locations increasing 4% year-over-year to 1,705. The Company ended Q2 2024 with a backlog of 504 IMAX systems.

Operating Cash Flow and Liquidity

Net cash provided by operating activities for the first half of 2024 was $24 million compared to $26 million in the prior year period. Second quarter 2024 net cash provided by operating activities was $35 million compared to $5 million in the prior year period with the increase reflecting timing of collections and improvements in working capital.

As of June 30, 2024, the Company’s available liquidity was $392 million. The Company’s liquidity includes cash and cash equivalents of $92 million, $246 million in available borrowing capacity under the Credit Facility, and $55 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs, was $287 million as of June 30, 2024.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 (“Convertible Notes”). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company’s common shares.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the second quarter of 2024 were 52.6 million and 53.4 million, respectively, compared to 54.6 million and 55.3 million in the second quarter of 2023, a decrease of 3.6% and 3.4%, respectively.

During the first half of 2024 the Company repurchased 1,166,370 common shares at an average price of $13.99 for a total of $16 million, excluding commissions

On June 14, 2023, the Company announced a 3-year extension to its share-repurchase program through June 30, 2026. The current share-repurchase program authorizes the Company to repurchase up to $400 million of its common shares, of which approximately $151 million remains available.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a monthly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates within five business days of month-end, although the Company may change this timing without notice.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its second quarter 2024 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register here:
https://register.vevent.com/register/BIaceefcc683494a839687115352a98934 and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX’s network among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2024, there were 1,780 IMAX systems (1,705 commercial multiplexes, 12 commercial destinations, 63 institutional) operating in 89 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970”.

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAX®, IMAX LIVETM, IMAX Enhanced®, IMAX StreamSmartTM, and SSIMWAVE® are trademarks and trade names of IMAX Corporation or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. For more information, visit www.imax.com. You can also connect with IMAX on Instagram (www.instagram.com/company/imax), Facebook (www.facebook.com/imax), LinkedIn (www.linkedin.com/company/imax), X (www.twitter.com/imax), and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts; risks related to the Company’s growth and operations in China; the performance of IMAX remastered films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks associated with the Company’s use of artificial intelligence and exploration of additional use cases of artificial intelligence; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability; the failure to convert system backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company’s periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM assesses segment performance based on segment revenues and segment gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

In the first quarter of 2023, the Company revised its internal segment reporting, including the information provided to the CODM to assess segment performance and allocate resources. Accordingly, the Company has two reportable segments:

(i)Content Solutions, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Transactions between segments are valued at exchange value. Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

IMAX Network and Backlog

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
System Signings(1):
Sales Arrangements	25	26	30	41
Traditional JRSA	62	20	65	33
Total IMAX System Signings	87	46	95	74
(1) System signings include new signings of 19 in Q2 2024, 35 in Q2 2023, 27 in the first half of 2024 and 62 in the first half of 2023.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
System Installations(1):
Sales Arrangements	10	11	15	19
Hybrid JRSA	—	2	1	2
Traditional JRSA	14	7	23	8
Total IMAX System Installations	24	20	39	29
(1) System installations include new systems installations of 16 in Q2 2024, 14 in Q2 2023, 28 in the first half of 2024 and 21 in the first half of 2023.

	As of June 30,
	2024	2023
System Backlog:
Sales Arrangements	177	193
Hybrid JRSA	101	109
Traditional JRSA	226	194
Total System Backlog	504	496

	As of June 30,
	2024	2023
System Network:
Commercial Multiplex Systems
Sales Arrangements	807	731
Hybrid JRSA	138	138
Traditional JRSA	760	769
Total Commercial Multiplex Systems	1,705	1,638
Commercial Destination Systems	12	12
Institutional Systems	63	68
Total System Network	1,780	1,718

IMAX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Technology sales	$20,420	$29,360	$28,324	$47,182
Image enhancement and maintenance services	52,189	46,867	102,537	93,994
Technology rentals	14,043	19,546	32,644	39,604
Finance income	2,309	2,206	4,579	4,145
	88,961	97,979	168,084	184,925
Costs and expenses applicable to revenues
Technology sales	9,222	13,771	13,989	21,003
Image enhancement and maintenance services	29,089	19,739	50,284	42,824
Technology rentals	6,723	6,582	12,995	13,160
	45,034	40,092	77,268	76,987
Gross margin	43,927	57,887	90,816	107,938
Selling, general and administrative expenses	37,564	38,906	68,821	73,054
Research and development	2,031	2,762	4,218	4,617
Amortization of intangible assets	1,321	1,147	2,664	2,221
Credit loss expense, net	139	846	174	1,066
Restructuring and executive transition costs	—	—	—	1,353
Income from operations	2,872	14,226	14,939	25,627
Realized and unrealized investment gains	32	28	62	72
Retirement benefits non-service expense	(107)	(78)	(214)	(155)
Interest income	561	693	1,095	1,100
Interest expense	(2,282)	(1,795)	(4,227)	(3,562)
Income before taxes	1,076	13,074	11,655	23,082
Income tax benefit (expense)	3,997	(3,461)	(1,162)	(8,346)
Net income	5,073	9,613	10,493	14,736
Net income attributable to non-controlling interests	(1,490)	(1,262)	(3,636)	(3,931)
Net income attributable to common shareholders	$3,583	$8,351	$6,857	$10,805

Net income per share attributable to common shareholders:
Basic and diluted	$0.07	$0.15	$0.13	$0.20

Weighted average shares outstanding (in thousands):
Basic	52,633	54,591	52,568	54,328
Diluted	53,428	55,320	53,386	55,145

Additional Disclosure:
Depreciation and amortization	$18,838	$13,878	$34,002	$27,198
Amortization of deferred financing costs	$493	$625	$985	$1,250

IMAX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of dollars, except share amounts)

	June 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$91,552	$76,200
Accounts receivable, net of allowance for credit losses	121,513	136,259
Financing receivables, net of allowance for credit losses	123,496	127,154
Variable consideration receivables, net of allowance for credit losses	69,927	64,338
Inventories	37,798	31,584
Prepaid expenses	11,786	12,345
Film assets, net of accumulated amortization	8,532	6,786
Property, plant and equipment, net of accumulated depreciation	237,781	243,299
Other assets	21,244	20,879
Deferred income tax assets, net of valuation allowance	16,099	7,988
Goodwill	52,815	52,815
Other intangible assets, net of accumulated amortization	34,856	35,022
Total assets	$827,399	$814,669
Liabilities
Accounts payable	$20,055	$26,386
Accrued and other liabilities	106,336	111,013
Deferred revenue	62,655	67,105
Revolving credit facility borrowings, net of unamortized debt issuance costs	53,132	22,924
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	229,738	229,131
Deferred income tax liabilities	12,521	12,521
Total liabilities	484,437	469,080
Commitments, contingencies and guarantees
Non-controlling interests	657	658
Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number. 52,676,567 issued and outstanding (December 31, 2023 — 53,260,276 issued and outstanding)	394,493	389,048
Other equity	176,632	185,087
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(293,889)	(292,845)
Accumulated other comprehensive loss	(13,974)	(12,081)
Total shareholders’ equity attributable to common shareholders	267,194	273,141
Non-controlling interests	75,111	71,790
Total shareholders’ equity	342,305	344,931
Total liabilities and shareholders’ equity	$827,399	$814,669

IMAX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)

	Six Months Ended
	June 30,
	2024	2023
Operating Activities
Net income	$10,493	$14,736
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	34,002	27,198
Amortization of deferred financing costs	985	1,250
Credit loss expense, net	174	1,066
Write-downs, including asset impairments	2,399	474
Deferred income tax benefit	(7,722)	(3,279)
Share-based and other non-cash compensation	11,753	12,533
Unrealized foreign currency exchange loss	51	175
Realized and unrealized investment gain	(62)	(72)
Changes in assets and liabilities:
Accounts receivable	14,492	9,531
Inventories	(6,271)	(6,118)
Film assets	(12,741)	(9,241)
Deferred revenue	(4,397)	(3,255)
Changes in other operating assets and liabilities	(19,086)	(19,143)
Net cash provided by operating activities	24,070	25,855
Investing Activities
Purchase of property, plant and equipment	(2,690)	(1,009)
Investment in equipment for joint revenue sharing arrangements	(9,757)	(4,033)
Acquisition of other intangible assets	(3,191)	(3,478)
Net cash used in investing activities	(15,638)	(8,520)
Financing Activities
Revolving credit facility borrowings	51,000	30,717
Repayments of revolving credit facility borrowings	(21,000)	(38,886)
Repayments of other borrowings	(311)	—
Proceeds from other borrowings	—	315
Repurchase of common shares	(18,102)	(4,011)
Taxes withheld and paid on employee stock awards vested	(4,978)	(6,458)
Dividends paid to non-controlling interests	—	(1,438)
Net cash provided by (used in) financing activities	6,609	(19,761)
Effects of exchange rate changes on cash	311	291
Increase (decrease) in cash and cash equivalents during period	15,352	(2,135)
Cash and cash equivalents, beginning of period	76,200	97,401
Cash and cash equivalents, end of period	$91,552	$95,266

Segment Revenue and Gross Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands of dollars)	2024	2023	2024	2023
Revenue
Content Solutions	$35,076	$31,290	$69,089	$63,391
Technology Products and Services	50,898	63,976	94,048	115,643
Sub-total for reportable segments	85,974	95,266	163,137	179,034
All Other(1)	2,987	2,713	4,947	5,891
Total	$88,961	$97,979	$168,084	$184,925

Gross Margin
Content Solutions	$16,138	$19,996	$38,237	$37,991
Technology Products and Services	25,783	36,411	49,367	66,302
Sub-total for reportable segments	41,921	56,407	87,604	104,293
All Other(1)	2,006	1,480	3,212	3,645
Total	$43,927	$57,887	$90,816	$107,938
(1)All Other includes the results from the Company’s streaming and consumer technology business, as well as other ancillary activities.

IMAX CORPORATION
NON-GAAP FINANCIAL MEASURES
(In thousands of U.S. dollars)

In this release, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income or loss attributable to common shareholders and adjusted net income or loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) realized and unrealized investment gains or losses; (iii) transaction-related expenses; and (iv) restructuring and executive transition costs, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net loss attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance with its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding: (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) transaction-related expenses; (iv) restructuring and executive transition costs; and (v) write- downs, net of recoveries, including asset impairments and credit loss expense.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company definition of free cash flow deducts only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	Three Months Ended
(In thousands of U.S. Dollars)	June 30, 2024	June 30, 2023
Revenues	$88,961	$97,979
Reported net income	$5,073	$9,613
Add (subtract):
Income tax expense	(3,997)	3,461
Interest expense, net of interest income	1,229	477
Depreciation and amortization, including film asset amortization	18,838	13,878
Amortization of deferred financing costs(1)	492	625
EBITDA	$21,635	$28,054
Share-based and other non-cash compensation	6,970	6,900
Unrealized investment gains	(32)	(28)
Write-downs, including asset impairments and credit loss expense	2,428	1,016
Total Adjusted EBITDA	$31,001	$35,942
Total Adjusted EBITDA margin	34.8%	36.7%
Less: Non-controlling interest	(4,151)	(3,165)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$26,850	$32,777
(1)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

	Twelve Months Ended
(In thousands of U.S. Dollars)	June 30, 2024(1)	June 30, 2023(1)
Revenues	$357,998	$351,726
Reported net income	$28,823	$11,060
Add (subtract):
Income tax expense	5,867	12,710
Interest expense, net of interest income	3,037	2,125
Depreciation and amortization, including film asset amortization	66,826	56,836
Amortization of deferred financing costs(2)	1,969	2,674
EBITDA	$106,522	$85,405
Share-based and other non-cash compensation	23,450	26,140
Unrealized investment gains	(455)	(78)
Transaction-related expenses	3,413	1,278
Write-downs, including asset impairments and credit loss expense	4,305	4,490
Restructuring and executive transition costs	1,593	1,353
Total Adjusted EBITDA	$138,828	$118,588
Total Adjusted EBITDA margin	38.8%	33.7%
Less: Non-controlling interest	$(15,761)	$(14,296)
Adjusted EBITDA per Credit Facility - attributable to common shareholders	$123,067	$104,292
(1)The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

Adjusted Net Income Attributable to Common Shareholders and Adjusted Net Income Per Share

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net income attributable to common shareholders	$3,583	$0.07	$8,351	$0.15
Adjustments(1):
Share-based compensation	6,647	0.12	6,511	0.12
Unrealized investment gains	(32)	—	(27)	—
Tax impact on items listed above	(452)	(0.01)	(480)	(0.01)
Adjusted net income(1)	$9,746	$0.18	$14,355	$0.26

Weighted average shares outstanding — basic		52,633		54,591
Weighted average shares outstanding — diluted		53,428		55,320

	Six Months Ended June 30,
	2024		2023
(In thousands of U.S. Dollars, except per share amounts)	Net Income	Per Share	Net Income	Per Share
Net income attributable to common shareholders	$6,857	$0.13	$10,805	$0.20
Adjustments(1):
Share-based compensation	11,354	0.21	12,047	0.22
Unrealized investment gains	(62)	—	(72)	—
Transaction-related expenses	—	—	156	—
Restructuring and executive transition costs	—	—	1,353	0.02
Tax impact on items listed above	(462)	(0.01)	(909)	(0.02)
Adjusted net income(1)	$17,688	$0.33	$23,380	$0.42

Weighted average shares outstanding — basic		52,568		54,328
Weighted average shares outstanding — diluted		53,386		55,145
(1)Reflects amounts attributable to common shareholders.

Free Cash Flow

	Six Months Ended
	June 30,
(In thousands of U.S. Dollars)	2024	2023
Net cash provided by operating activities	$24,070	$25,855
Purchase of property, plant and equipment	(2,690)	(1,009)
Acquisition of other intangible assets	(3,191)	(3,478)
Free cash flow before growth CAPEX	18,189	21,368
Investment in equipment for joint revenue sharing arrangements	(9,757)	(4,033)
Free cash flow	$8,432	$17,335